Exhibit 99.1

March 2, 2015

Dear Shareholder:

Following the mergers of Apple REIT Seven, Inc. and Apple REIT Eight, Inc. into Apple REIT Nine, Inc. on March 1, 2014, Apple Hospitality REIT, Inc. (the “Company”) was formed and today, our Company is one of the largest hospitality REITs in both number of hotels and guest rooms in the U.S. We believe our increased size and scale, and sustained growth in the hotel sector, will continue to provide us with enhanced abilities and benefits and allow us to consider a variety of strategic opportunities as we strive to maximize shareholder returns and ultimately provide shareholders with a favorable liquidity option.

Since May of 2014, our team has been diligently working with our external financial advisor to review strategic alternatives for the Company including, but not limited to, a potential listing of the Company’s shares for trading on a national securities exchange, a sale of the Company, or a merger of the Company with a third party. During that period, we have seen improvements in operating performance in the hotel industry as well as the valuations being attributed to our peers in the public markets. With anticipated continued improvement in the Company’s operating results and industry projections of sustained growth in the hotel sector, we believe a listing of the Company’s shares for trading on a national securities exchange provides the most favorable option for shareholder liquidity at this time and the Company has begun taking steps in that direction. A listing would result in our common shares being publicly tradable thereby allowing you to make your own investment decisions with respect to liquidity or continued ownership of our common shares. Because a listing involves a number of variables, the Company is not providing a specific timetable at this time nor can we provide assurance that a listing ultimately will be achieved. Our pursuit of a listing also does not necessarily preclude other strategic alternatives that may arise. It is our intention to provide shareholders with updates regarding material developments relating to the listing process as appropriate. In addition to our correspondence, there are a number of informational resources available to you including our Investor Services department, our website (www.applehospitalityreit.com), your Investment Counselor and our filings with the Securities and Exchange Commission (www.sec.gov).

Given the strength and diversity of our portfolio of hospitality assets, the health of our balance sheet, the expertise of our team and continued strength of hotel industry fundamentals, I am confident Apple Hospitality REIT is well positioned to provide our shareholders with a favorable liquidity option. On behalf of our Board of Directors and our executive team, we thank you for your investment in Apple Hospitality REIT and we look forward to the future of the Company.

Sincerely,
Glade M. Knight
Executive Chairman

Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804-344-8121 • applehospitalityreit.com

This correspondence contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality REIT, Inc., formerly known as Apple REIT Nine, Inc., (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the successful execution of the Company’s recent mergers with Apple REIT Seven, Inc. and Apple REIT Eight, Inc.; the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to implement its operating strategy; the ability of the Company to provide liquidity opportunities for its shareholders; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this correspondence will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the risk factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Any forward-looking statement that the Company makes speaks only as of the date of this correspondence. The Company undertakes no obligation to publically update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.